UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Davis Drive, Belmont, CA 94002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 472-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2015, RingCentral, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Second Amendment”) to the Third Amended and Restated Loan and Security Agreement (the “Credit Agreement”) dated as of March 30, 2015, by and among the Company, RCLEC, Inc. (“RCLEC”), RingCentral Florida, LLC (“RingCentral Florida”) and RCVA, Inc. (“RCVA,” and together with the Company, RCLEC and RingCentral Florida, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Second Amendment, among other things, extends the revolving line maturity date from August 14, 2015 to August 14, 2017.

The Lender and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2015 and are incorporated herein by reference.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of August 11, 2015, by and among RingCentral, Inc., RCLEC, Inc., RingCentral Florida, LLC, RCVA, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2015

RINGCENTRAL, INC.

By:	/s/ Clyde Hosein
Name:	Clyde Hosein
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of August 11, 2015, by and among RingCentral, Inc., RCLEC, Inc., RingCentral Florida, LLC, RCVA, Inc. and Silicon Valley Bank.